Exhibit 10.2

Conformed

AMENDMENT

AMENDMENT (this “Amendment”), dated as of June 26, 2009, to the Letter of Credit and Reimbursement Agreement dated as of December 12, 2007 (as further amended, supplemented or modified from time to time, the “Facility Agreement”), among ARCH REINSURANCE LTD., as Obligor, LLOYDS TSB BANK PLC, as Agent and Mandated Lead Arranger and LLOYDS TSB BANK PLC, ING BANK N.V., LONDON BRANCH and BARCLAYS BANK PLC, as Original Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to the Facility Agreement, the Agent has agreed to issue Letters of Credit on behalf of the Lenders;

WHEREAS, the Obligor has requested that certain provisions of the Facility Agreement be amended as set forth herein; and

WHEREAS, the Agent and the Majority Lenders are willing to agree to such amendment on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

I.              Defined Terms.  Terms defined in the Facility Agreement and used herein shall have the meanings given to them in the Facility Agreement.

II.            Amendments to Section 1.1.

(a) Section 1.1 is amended by inserting in appropriate alphabetical order the following definitions:

“Amendment” means the Amendment dated as of June 26, 2009 to this Agreement.

“Amendment Effective Date” has the meaning provided in the Amendment.

“FRBNY” means the Federal Reserve Bank of New York, or any other governmental authority that is a successor or supplemental lender under TALF.

“Permitted TALF Indebtedness” has the meaning provided in the definition of Permitted Indebtedness in this Section 1.01.

“Permitted TALF Subsidiary” has the meaning provided in the definition of Permitted Indebtedness in this Section 1.01

“TALF” means the Term-Asset Backed Securities Loan Facility, under which FRBNY will provide funding on a non-recourse basis (other than in the case of certain exceptions to the non-recourse provisions under TALF) to any eligible borrower secured by eligible collateral, as announced by the Board of Governors of the Federal Reserve System and in effect on the effective date of the Amendment and as thereafter amended or otherwise modified from time to time (including any successor or supplemental program thereto).

(b) Section 1.1 is further amended by adding the following sentence to the end of the definition of “Indebtedness”:

For purposes of Section 6.1.12, “Indebtedness” shall not include any Permitted TALF Indebtedness.

III.           Amendment to Section 1.2.  Section 1.2 of the Facility Agreement is hereby amended by adding a new Section 1.2.7 reading:

1.2.7  For purposes of computing any amount under this Agreement (including, but not limited to, Parent Consolidated Indebtedness, Consolidated Net Income, Consolidated Tangible Net Worth, and Parent Consolidated Total Capital) on a consolidated basis for any purpose under this Agreement, including, but not limited to, Section 6.1.2 and Section 6.1.3, neither Arch Investments I LLC nor any other Permitted TALF Subsidiary shall be considered a consolidated subsidiary of the Parent.

IV.           Amendment to Section 5.6.3(b).  Section 5.6.3(b) of the Facility Agreement is hereby amended by deleting Section 5.6.3(b) and replacing it with a new Section 5.6.3(b), reading:

The Obligor shall not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for (i) Indebtedness incurred by the Obligor or any of its Subsidiaries hereunder and other Indebtedness which is either pari passu with, or subordinated in right of payment to, the Indebtedness incurred by the Obligor hereunder and the other obligations owing hereunder and under the Fundamental Documents and (ii) in the case of any Subsidiary, Indebtedness that is permitted under Section 5.6.3(a).

V.            Amendment to Section 5.6.3(c)(ii).  Section 5.6.3(c)(ii) is amended by deleting the word “and” at the end of clause (11) of the definition of “Permitted Indebtedness”,

2

replacing the period at the end of clause (12) with “and,” and inserting a new clause (13) immediately after such clause (12), to read in its entirety as follows:

(13) Indebtedness incurred by Arch Investments I LLC, a Delaware limited liability company, or any other Subsidiary directly or indirectly formed by the Parent solely for the purpose of participating in TALF (any such entity, a “Permitted TALF Subsidiary”), provided that the Agent consents to the designation of such other Subsidiary as a Permitted TALF Subsidiary, which consent shall not be unreasonably delayed or withheld, arising out of funding extended through TALF and any guarantee of any obligations relating thereto by an affiliate of the Permitted TALF Subsidiary (any such Indebtedness or guarantee, “Permitted TALF Indebtedness”); provided, that if TALF is amended or modified following the date hereafter such that a Permitted TALF Subsidiary incurring Indebtedness under TALF as so amended or modified would (i) be materially adverse to the interests of the Lenders, (ii) change any of the limitations or requirements set forth in this clause (13), or (iii) change in any material respect the exceptions to the non-recourse provisions, then from the date of such amendment or modification, as applicable, no Permitted TALF Subsidiary shall incur any additional Indebtedness under TALF under this clause (13), unless such Indebtedness is consented to by the Agent.  For avoidance of doubt, the parties hereto acknowledge and agree that (x) amendments or modifications to TALF relating to eligibility requirements for borrowers or collateral, collateral haircuts, tenor and interest rates applicable to loans extended thereunder, administrative fees, program size, termination date or allocation procedures shall not be materially adverse to the interests of the Lenders for purposes of this clause (13), and (y) any Indebtedness incurred under this clause (13) by a Permitted TALF Subsidiary prior to the date of the applicable amendment or modification discussed in the proviso above shall continue to constitute Permitted Indebtedness under this clause (13) regardless of any amendment or modification that may occur following the date such Indebtedness is incurred.

VI.           Effective Date.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Agent shall have received a counterpart of this Amendment, executed and delivered by the Obligor and the Majority Lenders.

VII.          Expenses.  The Obligor agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

VIII.        Representations and Warranties.  The Obligor hereby represents that as of the Amendment Effective Date: (i) each of the representations and warranties made by it in or pursuant to the Fundamental Documents is true and complete in all material respects as if made on and as of such date (it being understood and agreed that any representation or warranty that by its terms is made as of a specific date shall be required to be true and complete in all material respects only as of such specified date), (ii) no Default or Event of Default has occurred and is continuing after giving effect to the amendments contemplated herein and (iii) the consolidated

3

balance sheet of the Parent and its Subsidiaries as at December 31, 2008 and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP are complete and correct and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of their operations for the fiscal year then ended.

IX.           Amendment Fee.  The Obligor agrees to pay each Lender which consents to this Amendment on or prior to 12:00 p.m., EDT Friday, June 26, 2009 (by executing and delivering to the Agent or its counsel an executed counterpart to this Amendment on or prior to such time), an amendment fee in an amount equal to 0.035% of the aggregate amount of such Lender’s Commitment; such fees shall be payable no later than 5:00 p.m., EDT Wednesday, July 1, 2009 in immediately available funds to the Agent on behalf of the applicable Lender.  Payment of the amendment fee hereunder is contingent upon receipt of at least the consents from the Majority Lenders on or prior to 12:00 p.m., EDT Friday, June 26, 2009.

X.            Effect.  Except as expressly amended and waived hereby, all of the representations, warranties, terms, covenants and conditions of the Fundamental Documents shall remain unamended and not waived and shall continue to be in full force and effect.

XI.           Counterparts.  This Amendment may be executed in multiple counterparts each of which shall be an original and all of which when taken together shall constitute but one and the same Agreement.

XII.         GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ARCH REINSURANCE LTD.

By	/s/ Nicolas Papadopoulo
Name: Nicolas Papadopoulo
Title: President & CEO

SIGNATURE PAGE – AMENDMENT

LLOYDS TSB BANK PLC, as Agent and Lender

By	/s/ W.S. Thomas
Name: W.S. Thomas
Title: Director, Loan Syndicate

SIGNATURE PAGE – AMENDMENT

ING BANK N.V., LONDON BRANCH

By:	/s/ N J Marchant
Name: N J Marchant
Title: Director

By:	/s/ M E R Sharman
Name: M E R Sharman
Title: Director

SIGNATURE PAGE – AMENDMENT

BARCLAYS BANK PLC

By:	/s/ David Barton
Name: David Barton
Title: Director

SIGNATURE PAGE – AMENDMENT